EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 17 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: December 18, 2015

Glencore AG

By:	/s/ Thomas Meier

Name:	Thomas Meier

Title:	Officer

By:	/s/ Stephan Huber

Name:	Stephan Huber

Title:	Officer

Glencore International AG

By:	/s/ Aristotelis Mistakidis

Name:	Aristotelis Mistakidis

Title:	Officer

By:	/s/ Martin Haering

Name:	Martin Haering

Title:	Officer

Glencore plc

By:	/s/ John Burton

Name:	John Burton

Title:	Company Secretary